UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549



                              FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) . . . .  . . September 20, 2000

                     First National Bankshares Corporation
          (Exact name of registrant as specified in its charter)

 West Virginia                     33-14252                  62-1306172
 (State or other juris-      (Commission File No.)       (IRS Employer Ident-
 diction of corporation)                                         ification No.)

One Cedar Street
Ronceverte, West Virginia                                        24970
(Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code          (304) 647-4500


                              Not Applicable
      (Former name or former address, if changes since last report)












Item 4.  Changes in Registrant's Certifying Accountant

The registrant's Board of Director's has approved the dismissal of Arnett & Foster, PLLC as the registrant's independent accountant effective September 13, 2000. There were no disagreements with Arnett & Foster, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the past two years the accountant's report contained no adverse opinion or disclaimer of opinion nor was it qualified as to uncertainty, audit scope or accounting principles.

The decision to dismiss Arnett & Foster, PLLC was a recommendation made by the registrant's Board Audit Committee to the registrant's Board of Directors. The registrant has engaged Ernst & Young LLP as principal accountant to audit the registrant's financial statements effective September 13, 2000. The registrant has requested Arnett & Foster, PLLC to furnish the registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the registrant in response to this disclosure.


Item7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

16   Letter from Arnett & Foster, PLLC regarding its concurrence with the
        Registrant's statement regarding change of accountants.



                                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST NATIONAL BANKSHARES CORPORATION


Date: September 20, 2000
                                        By:   /s/  L. Thomas Bulla
                                                     L. Thomas Bulla
                                                     President and CEO









EXHIBIT 16 TO FORM 8-K




September 20, 2000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
Gentlemen:


We have read Item 4 of Form 8-K dated (date signed), of First National Bankshares Corporation and are in agreement with the statements contained in the first paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                            Arnett & Foster, PLLC